                                                                  Exhibit 4(c)

                              CERTIFICATE


CERTIFICATE NUMBER                                    EFFECTIVE DATE
{PVA20000001}                                 {October 1, 1999}

OWNER                                                 BIRTH DATE OF OWNER
{John J. Doe}                                         {November 5, 1953}

JOINT OWNER                                   BIRTH DATE OF JOINT OWNER
{N/A}                                                 {N/A}

ANNUITANT                                             BIRTH DATE OF ANNUITANT
{John J. Doe}                                         {November 5, 1953}

BENEFICIARY                                           ANNUITY COMMENCEMENT DATE
{As contained in our records}                         {November 5, 2038}

CONTRACT HOLDER: AmSouth Bank, N.A., as Trustee.

CLASS OF ELIGIBLE OWNERS: Account holders of Broker/Dealers with selling agreements with Protective Life Insurance Company, its subsidiaries or its affiliates.

JURISDICTION: This Contract is governed by the laws of the State of Alabama.

INITIAL PURCHASE PAYMENT: {$100,000.00}

ANNUAL EFFECTIVE INTEREST RATE FOR THE FIXED ACCOUNT ON THE EFFECTIVE DATE:
{4.00%}

ANNUAL EFFECTIVE INTEREST RATE FOR DCA FIXED ACCOUNT 1 ON THE EFFECTIVE DATE:
{11.00%}

ANNUAL EFFECTIVE INTEREST RATE FOR DCA FIXED ACCOUNT 2 ON THE EFFECTIVE DATE:
{8.00%}

BENEFIT PACKAGE: {Standard}

CONTRACT MAINTENANCE FEE: {$30} The contract maintenance fee is deducted prior to the Annuity Commencement Date on each Contract Anniversary, and on any day that the Contract is surrendered other than the Contract Anniversary. The contract maintenance fee will be deducted from the Allocation Options in the same proportion as their values are to the Contract Value. The contract maintenance fee will be waived by the Company in the event the Contract Value or the aggregate Purchase Payments reduced by surrenders equals or exceeds $50,000 on the date the contract maintenance fee is to be deducted.

MORTALITY AND EXPENSE RISK CHARGE: {1.10%} per annum prior to the Annuity Commencement Date, and {1.10%} per annum on or after the Annuity Commencement Date.

ADMINISTRATION CHARGE: {0.15%} per annum.

TRANSFER FEE: {$25} per transfer in excess of 12 in any Contract Year.


IPV-2050C                                                               12/99

                            SURRENDER CHARGE

            NUMBER OF FULL YEARS ELAPSED BETWEEN                   SURRENDER CHARGE PERCENTAGE
           THE DATE PURCHASE PAYMENT WAS ACCEPTED
                  AND THE DATE OF SURRENDER
                             0                                                  {7%}

                             1                                                  {6%}

                             2                                                  {6%}

                             3                                                  {5%}

                             4                                                  {4%}

                             5                                                  {3%}

                             6                                                  {2%}

                             7+                                                 {0%}

              ALLOCATION OPTIONS AVAILABLE ON THE EFFECTIVE DATE

{PROTECTIVE LIFE GUARANTEED ACCOUNT}                      {OPPENHEIMERFUNDS}
         {Fixed Account}                                        {Aggressive Growth}
         {DCA Fixed Account 1}                                  {Global Securities}
         {DCA Fixed Account 2}                                  {Capital Appreciation}
                                                                {Main Street Growth & Income}
{GOLDMAN SACHS/PIC}                                             {High Income}
         {International Equity}                                 {Strategic Bond}
         {Small Cap Value}                                      {Money Fund}
         {Capital Growth}
         {CORE U.S. Equity}                               {VAN KAMPEN LIFE INVESTMENT TRUST}
         {Growth and Income}                                    {Emerging Growth}
         {Global Income}                                        {Enterprise}
                                                                {Comstock}
{MASSACHUSETTS FINANCIAL SERVICES (MFS)}                        {Growth and Income}
         {New Discovery}                                        {Strategic Stock}
         {Emerging Growth}                                      {Asset Allocation}
         {Research}
         {Growth With Income}                             {CALVERT}
         {Utilities}                                            {Social Small Cap Growth}
         {Total Return}                                         {Social Balanced}
         {Growth Series}
                                                          {VAN ECK}
                                                                {Worldwide Hard Assets}
                                                                {Worldwide Real Estate}


IPV-2050C                                                                 12/99